EXHIBIT 10.1

AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

THIS AGREEMENT dated this 7th day of May, 2015, is made,

AMONG:

ROADSHIPS HOLDINGS, INC., a Delaware corporation (“Roadships”)

AND:

CLICK EVIDENCE INC., an Arizona corporation (“Click”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF CLICK EVIDENCE INC. (collectively, the “Click Selling Shareholders”, each a “Click Selling Shareholder”)

WHEREAS Roadships is willing to acquire not less than NINETY PERCENT (90%) of all the shares of Click Common Stock;

AND WHEREAS the Click Selling Shareholders are willing to sell all their shares of Click Common Stock to Roadships in exchange for shares of Roadships Common Stock;

AND WHEREAS Click has determined that the acquisition by Roadships of not less than NINETY PERCENT (90%) of the Click Common Stock is in the best interest of Click;

AND WHEREAS, the parties intend that the Share Exchange will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code;

AND WHEREAS the parties intend that the Share Exchange will qualify as a transaction in securities exempt from registration or qualification under the Securities Act, as effective on date of this Agreement;

AND WHEREAS, it is the intention of the parties that upon the closing of the transactions contemplated by this Agreement that Click will be a wholly-owned subsidiary of Roadships and Roadships will assume ownership and title to all assets and interests of Click;

AND WHEREAS the parties entered into a Share Exchange Agreement dated April 22, 2015, as amended by an amending agreement dated May 5, 2015 (collectively, the “Original Share Exchange Agreement”);

AND WHEREAS the parties wish to amend and restate the Original Share Exchange Agreement as set forth herein;

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1. INTERPRETATIONS

1.1 Defined Terms. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Share Exchange Agreement, and all the schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement.

(b)	“Appointments” has the meaning ascribed thereto in Section 7.1(h).

(c)	“Certificated Shareholder Documents” has the meaning ascribed thereto in Section 2.5(a).

(d)	“Click Articles” means the Articles of Incorporation of Click, as amended.

(e)	“Click Bylaws” means the bylaws of Click, as amended.

(f)	“Click Closing Certificate” has the meaning ascribed thereto in Section 7.2(a).

(g)	“Click Common Stock” means the no par value common capital stock of Click.

(h)	“Click Documents” has the meaning ascribed thereto in Section 3.7.

(i)	“Click Exchange Shares” means all the issued and outstanding shares of Click Common Stock beneficially owned, directly or indirectly, by the Click Selling Shareholders.

(j)	“Click Incumbency Certificate” has the meaning ascribed thereto in Section 3.4.

(k)	“Click Issued Shares” has the meaning ascribed thereto in Section 3.3.

(l)	“Click Shareholder List” has the meaning ascribed thereto in Section 2.8.

(m)	“Click Selling Shareholder’s Shares” means, in respect of any Click Selling Shareholder, those Click Exchange Shares of which the Click Selling Shareholder is the record and beneficial owner.

(n)	“Closing Date” has the meaning ascribed thereto in Section 2.6.

(o)	“Closing” means the completion of the Share Exchange, in accordance with Article 8.

(p)	“Code” means the United States Internal Revenue Code of 1986;

(q)	“Copyrights” has the meaning ascribed thereto in Section 3.13(a)(iii).

(r)	“Exchange Ratio” means that number (n) calculated according to the following equation:

n =	total Roadships Treasury Shares
total Click Issued Shares

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(s)	“Intellectual Property Assets” has the meaning ascribed thereto in Section 3.13(a).

(t)	“Leases” means, collectively, leases, subleases, claims or other real property interests.

(u)

“Liabilities” includes any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

(v)	“Marks” has the meaning ascribed thereto in Section 3.13(a)(i).

(w)

“Material Adverse Effect” means, in respect of any party, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of that party.

(x)	“OTC Pink” means the marketplace for trading over-the-counter securities operated by OTC Markets Group Inc. and designated as the OTC Pink.

(y)	“Original Share Exchange Agreement” has the meaning ascribed thereto in the recitals.

(z)	“Patents” has the meaning ascribed thereto in Section 3.13(a)(ii).

(aa)	“Resignations” has the meaning ascribed thereto in Section 7.1(g).

(bb)	“Roadships Bylaws” means the bylaws of Roadships, as amended.

(cc)	“Roadships Certificate of Incorporation” means the Certificate of Incorporation of Roadships, as amended.

(dd)	“Roadships Closing Certificate” has the meaning ascribed thereto in Section 7.1(a).

(ee)	“Roadships Common Stock” means the common stock, par value $0.00001 per share, of Roadships.

(ff)	“Roadships Documents” has the meaning ascribed thereto in Section 5.3.

(gg)	“Roadships Exchange Shares” means that number (n) of shares of Roadships Common Stock calculated according to the following equation:

n = total Roadships Treasury Shares X	(	total Click Exchange Shares	)
total Click Issued Shares

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(hh)	“Roadships Incumbency Certificate” has the meaning ascribed thereto in Section 5.5.

(ii)	“Roadships Subsidiaries” has the meaning ascribed thereto in Section 5.2.

(jj)	“Roadships Treasury Shares” has the meaning ascribed thereto in Section 5.4(a)(ii).

(kk)	“SEC” means the United States Securities and Exchange Commission.

(ll)	“Securities Act” means the United States Securities Act of 1933.

(mm)	“Share Exchange” has the meaning ascribed thereto in Section 2.1.

(nn)	“Trade Secrets” has the meaning ascribed thereto in Section 3.13(a)(iv).

(oo)	“Uncertificated Shareholder Documents” has the meaning ascribed thereto in Section 2.5(b).

1.2 Headings and Organization. The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise stated in this Agreement, any reference herein to an “Article”, “Section”, “Paragraph”, “Subparagraph” or “Clause” refers to the corresponding article, section, paragraph, subparagraph or paragraph of this Agreement.

1.3 Schedules. Any reference herein to a “Schedule” refers to those schedules that are attached to this Agreement, all of which are incorporated into this Agreement by reference and shall be deemed to be part hereof. The following schedules are attached to and form part of this Agreement:

Schedule 2.5(b)	-	Uncertificated Share Transfer Instructions
Schedule 2.8	-	Form of Click Shareholder List
Schedule 3.4	-	Click Incumbency Certificate
Schedule 5.2	-	Roadships Subsidiaries
Schedule 5.4	-	Rights to Acquire Roadships Stock
Schedule 5.5	-	Roadships Incumbency Certificate
Schedule 7.1(a)	-	Roadships Closing Certificate
Schedule 7.2(a)	-	Click Closing Certificate

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1.4 Reference to Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the Schedules and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.5 Statutory References. A reference to a statute in this Agreement includes all regulations made thereunder, all amendments to the statute or regulations made thereunder in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

1.6 Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein will be a Saturday, Sunday or a legal holiday in the State of Arizona, then such action may be taken or right may be exercised on the next succeeding day that is not a Saturday, Sunday or such a legal holiday.

1.7 Time of Essence. Time shall be of the essence hereof.

1.8 Knowledge. Any reference herein to “the knowledge” of a party will be deemed to mean the actual knowledge of that party, its directors, executive officers, partners, trustees and managers, if any and as the case may be, and the knowledge they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.9 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

1.10 Effectiveness. This Agreement amends and restates the Original Share Purchase Agreement in its entirety, with effect from the execution and delivery of the Original Share Exchange Agreement.

2. PURCHASE AND SALE OF SHARES

2.1 Offer, Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the Click Selling Shareholders shall sell, assign and transfer to Roadships, and Roadships agrees to purchase from the Click Selling Shareholders, all of the Click Selling Shareholders’ right, title and interest in and to the Click Exchange Shares for and in consideration of the Roadships Exchange Shares (the “Share Exchange”).

2.2 Distribution of Roadships Exchange Shares. The Roadships Exchange Shares will be allocated among the Click Selling Shareholders and issued to each Click Selling Shareholder on the basis of a number of Roadships Exchange Shares equal to the Exchange Ratio for each one of the Click Exchange Shares sold, assigned and transferred to Roadships by such Click Selling Shareholder through the Share Exchange.

2.3 Pricing of Roadships Exchange Shares. The Roadships Exchange Shares to be issued under the Share Exchange will be issued at a deemed price equal to the closing price of the Roadships Common Stock on the OTC Pink on the day prior to the date of this Agreement.

2.4 Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares will be issued through or as a result of the Share Exchange, but in lieu thereof, each Click Selling Shareholder who would otherwise be entitled to a fraction of a share of Roadships Common Stock (after aggregating all fractional shares of Roadships Common Stock to be received by such Click Selling Shareholder) as a result of the Share Exchange, shall receive from Roadships on Closing an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of the Roadships Common Stock on the OTC Pink on the day prior to the date of this Agreement.

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2.5 Share Exchange Procedure. On the terms and subject to the conditions set forth in this Agreement, the Share Exchange will be consummated as follows:

(a)

each Click Selling Shareholder identified in the Click Shareholder List as holding certificated Click Exchange Shares, shall deliver all certificates representing such Click Exchange Shares to Roadships on or before the Closing Date, duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signature(s) guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow Roadships to cause certificates for the Roadships Exchange Shares to be issued to the Click Selling Shareholder (the “Certificated Shareholder Documents”);

(b)

each Click Selling Shareholder identified in the Click Shareholder List as holding uncertificated Click Exchange Shares shall deliver to Roadships on or before the Closing Date written instructions in the form of Schedule 2.5(b) duly executed before a notary public by the Click Selling Shareholder (“Uncertificated Shareholder Documents”); and

(c)

immediately following the Closing Date, Roadships shall promptly give irrevocable instructions to its transfer agent to issue and deliver to each Click Selling Shareholder, a certificate representing that number of whole shares of Roadships Common Stock determined pursuant to Section 2.2 and a check representing cash in lieu of any fractional shares pursuant to Section 2.4.

2.6 Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on May 28, 2015 (the “Closing Date”).

2.7 Restricted Shares. Each of the Click Selling Shareholders acknowledges and agrees that:

(a)	the Roadships Exchange Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act;

(b)	the Roadships Exchange Shares will be subject to such hold periods as are required under applicable securities laws;

(c)

the Roadships Exchange Shares may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws; and

(d)	all certificates representing Roadships Exchange Shares issued through or as a result of the Share Exchange on Closing will be endorsed with the following legend pursuant to the Securities Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

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2.8 Click Shareholder List. On Closing, Click shall deliver to Roadships a list substantially in the form attached hereto as Schedule 2.8 of all the holders of Click Common Stock, which will include the following information for each such holder: (1) the full legal name of the holder; (2) the complete residential address of the holder; (3) the total number of shares of Click Common Stock beneficially owned, directly or indirectly, by the holder before and after Closing; and (4) whether such shares of Click Common Stock are certificated or uncertificated (the “Click Shareholder List”).

2.9 Further Assurances. Each party covenants and agrees with all other parties to promptly execute, deliver, file and record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby, including without limitation the Share Exchange.

2.10 Tax-Free Reorganization. It is intended by the parties that the Share Exchange will constitute a tax-free reorganization within the meaning of section 368(a)(i)(B) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each party shall use that party’s commercially reasonable efforts to cause the Share Exchange to be treated as a tax-free reorganization within the meaning of section 368 of the Code and will make available to the other parties and their respective legal counsel copies of all returns requested by the other parties.

3. REPRESENTATIONS AND WARRANTIES OF CLICK

Click represents and warrants to Roadships, and acknowledges that Roadships is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Roadships, as follows:

3.1 Organization and Good Standing. Click is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Click. Click has delivered to Roadships complete copies of the Click Articles and Click Bylaws, each as amended to date, certified as true and correct by the President of Click.

3.2 Subsidiaries. Click does not own, of record or beneficially, any direct or indirect equity or other interest in any entity or any right (contingent or otherwise) to acquire any equity interest in any other business or entity.

3.3 Capitalization of Click. The entire authorized capital stock and other equity securities of Click consists of 100,000,000 shares of Click Common Stock. A total of 14,239,705 shares of Click Common Stock are issued and outstanding (the “Click Issued Shares”). The Click Selling Shareholders beneficially own, directly or indirectly, all of the Click Exchange Shares. The Click Common Stock is the only issued and outstanding class of Click capital stock. All of the Click Exchange Shares have been duly authorized, are validly issued, are fully paid and non-assessable, and were not issued in violation of any pre-emptive rights or any applicable laws or binding obligations. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Click to issue any additional shares of Click Common Stock or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Click any shares of Click Common Stock. There are no agreements purporting to restrict the transfer of the Click Exchange Shares, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Click Exchange Shares.

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3.4 Directors and Officers. The duly elected or appointed directors of Click and the duly appointed officers of Click are set forth in the Incumbency Certificate annexed hereto as Schedule 3.4 (the “Click Incumbency Certificate”).

3.5 Click Shareholder List. All information contained in the Click Shareholder List to be delivered in accordance with Section 2.8 will be true, accurate and complete in all respects immediately prior to Closing.

3.6 Good Title to Click Exchange Shares. The Click Selling Shareholders are the record and beneficial owners, and have good and marketable title to the Click Exchange Shares, with the right and authority to sell and deliver the Click Exchange Shares to Roadships, as provided herein. On Closing, Roadships will receive good title to all the Click Exchange Shares, which will constitute not less than NINETY PERCENT (90%) of the Click Common Stock, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, rights of first refusal, pre-emptive rights, community property interests, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. All Click Exchange Shares are duly issued, fully paid and non-assessable.

3.7 Authority. Click has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by Click (collectively, the “Click Documents”), to consummate the Share Exchange and to perform its obligations hereunder. The execution and delivery of each of the Click Documents by Click and the consummation of the Share Exchange has been duly authorized by Click’s board of directors. No other corporate or shareholder proceedings on the part of Click are necessary to authorize such documents or to consummate the Share Exchange. This Agreement has been, and the other Click Documents when executed and delivered by Click as contemplated by this Agreement will be, duly executed and delivered by Click and this Agreement is, and the other Click Documents when executed and delivered by Click as contemplated hereby will be, valid and binding obligations of Click enforceable in accordance with their respective terms.

3.8 Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Share Exchange, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Click under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Click or any of its subsidiaries, or any of its or their respective material properties or assets;

(b)	violate any provision of the Click Articles, the Click Bylaws or any other constating documents of Click or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Click, any of its subsidiaries or any of its or their respective material property or assets.

3.9 Actions and Proceedings. To the knowledge of Click, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Click or that involves any of the business, or the properties or assets of Click that, if adversely resolved or determined, would have a Material Adverse Effect on Click. There is no reasonable basis for any claim or action that, based upon the likelihood of it being asserted and its success if asserted, would have such a Material Adverse Effect on Click.

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3.10 Compliance.

(a)

To the knowledge of Click, Click is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Click.

(b)

To the knowledge of Click, Click is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Click.

(c)

Click has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business, and Click has not received any notice of any violation thereof, nor is Click aware of any valid basis therefore.

3.11 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Click of the Share Exchange or to enable Click to continue to conduct Click’s business after the Closing in a manner consistent with that in which the business is presently conducted.

3.12 Personal Property. Click possesses, and has good and marketable title to all property necessary for the continued operation of the business of Click as presently conducted and as represented to Roadships. All such property is used in the business of Click. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Click is owned by Click free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

3.13 Intellectual Property

(a)

Intellectual Property Assets. Click owns or holds the rights to all intellectual property assets necessary for the operation of the business of Click as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, the “Trade Secrets”).

(b)

Intellectual Property and Know-How Necessary for the Business.Click is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use all the Intellectual Property Assets without payment or other obligation to a third party. All former and current employees and contractors of Click have executed written contracts, agreements or other undertakings with Click that assign to Click all rights to any inventions, improvements, discoveries, or information relating to the business of Click. No employee, director, officer or shareholder of Click owns directly or indirectly in whole or in part, any Intellectual Property Asset which Click is presently using or which is necessary for the conduct of its business. To the knowledge of Click, no employee or contractor of Click has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Click.

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(c)

Patents. Click is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, re-examination, or opposition proceeding. To the knowledge of Click, there is no potentially interfering patent or patent application of any third party. To the knowledge of Click, no Patent is infringed or has been challenged or threatened in any way. To the knowledge of Click, no product of Click, nor any process or know-how used by Click, infringes or is alleged to infringe any patent or other proprietary right of any third party. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(d)

Trademarks. Click is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, charges, encumbrances and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Click’s knowledge, no such action is threatened with respect to any of the Marks. To the knowledge of Click, there is no potentially interfering trademark or trademark application of any third party, and no Mark is infringed or has been challenged or threatened in any way. To the knowledge of Click, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(e)

Copyrights. Click is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the knowledge of Click, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(f)

Trade Secrets. Click has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Click has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the knowledge of Click, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Click. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.14 Employees and Consultants. Except as already disclosed to Roadships, all employees and consultants of Click have been paid all salaries, wages, income and any other sum due and owing to them by Click, as at the end of the most recent completed pay period. Click is not aware of any labour conflict with any employees that might reasonably be expected to have a Material Adverse Effect on Click. To the knowledge of Click, no employee of Click is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Click or any other nature of the business conducted or to be conducted by Click.

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3.15 Real Property. Click does not own any real property. Each of the Leases to which Click is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Click pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of such Leases. Such Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing. Click has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such Leases or the leasehold property pursuant thereto.

3.16 Material Contracts and Exchanges. Each contract to which Click is currently party is in full force and effect, and there exists no material breach or violation of or default by Click under any such contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such contract by Click. The continuation, validity, and effectiveness of each such contract will in no way be affected by the consummation of the Share Exchange. To the knowledge of Click, there is no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any such contract.

3.17 No Guarantees. Click is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.18 No Brokers. Click has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Share Exchange.

3.19 Completeness of Disclosure. No representation or warranty by Click in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished by Click to Roadships in accordance with the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4. REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

Each Click Selling Shareholder represents and warrants to Roadships, and acknowledges that Roadships is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Roadships, as follows:

4.1 Authority. The Click Selling Shareholder has the power and authority to execute and deliver this Agreement, to consummate the Share Exchange and to carry out fully the Click Selling Shareholder’s obligations hereunder. All acts required to be taken by the Click Selling Shareholder to enter into this Agreement and to carry out the Share Exchange have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Click Selling Shareholder, enforceable against the Click Selling Shareholder in accordance with the terms hereof.

4.2 Non-Contravention. Neither the execution or delivery by the Click Selling Shareholder of this Agreement, nor the consummation of the Share Exchange will, directly or indirectly:

(a)	contravene, conflict with, or result in a violation of any provision of the organizational documents of the Click Selling Shareholder if the Click Selling Shareholder is not a natural person;

(b)

contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Click Selling Shareholder is a party or by which the properties or assets of the Click Selling Shareholder is bound; or

(c)	contravene, conflict with, or result in a violation of, any law or order to which the Click Selling Shareholder, or any of the properties or assets of the Click Selling Shareholder, may be subject.

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4.3 Litigation. There is no action, suit, proceeding or investigation against the Click Selling Shareholder that involves the Click Exchange Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, the Share Exchange and, to the knowledge of the Click Selling Shareholder, no such action, suit, proceeding or investigation has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, suit, proceeding or investigation.

4.4 Click Shareholder List. All information in respect of the Click Selling Shareholder in the Click Shareholder List will be true, accurate and complete, including without limitation, the total number of Click Exchange Shares beneficially owned, directly or indirectly, by the Click Selling Shareholder.

4.5 Good Title. The Click Selling Shareholder is the record and beneficial owner, and has good and marketable title to all Click Exchange Shares that the Click Selling Shareholder is selling, assigning or transferring to Roadships through the Share Exchange and in accordance with the terms and subject to the conditions of this Agreement, with the right and authority to sell and deliver all such Click Exchange Shares to Roadships, as provided herein. On Closing, Roadships will receive good title to such Click Exchange Shares free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, rights of first refusal, pre-emptive rights, community property interests, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. All such Click Exchange Shares are duly issued, fully paid and non-assessable.

4.6 Acquisition for Investment Purposes. The Click Selling Shareholder is acquiring Roadships Exchange Shares through the Share Exchange for investment purposes for the Click Selling Shareholder’s own account, and not with a view to resale or distribution of any part thereof. The Click Selling Shareholder has no present intention of selling or otherwise distributing any Roadships Exchange Shares, except in compliance with applicable securities laws. The Click Selling Shareholder does not have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation to any other person, with respect to any of the Roadships Exchange Shares, except in compliance with applicable securities laws. The Click Selling Shareholder can bear the economic risk of the Click Selling Shareholder’s investments, and possesses such knowledge and experience in financial and business matters that the Click Selling Shareholder is capable of evaluating the merits and risks of an investment in Roadships and its securities.

4.7 No Brokers. The Click Selling Shareholder has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Share Exchange.

4.8 Completeness of Disclosure. No representation or warranty by the Click Selling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished by the Click Selling Shareholder to Roadships in accordance with the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. REPRESENTATIONS AND WARRANTIES OF ROADSHIPS

Roadships represents and warrants to Click and the Click Selling Shareholders and acknowledges that Click and the Click Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Click or the Click Selling Shareholders, as follows:

5.1 Organization and Good Standing. Roadships is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Roadships. Roadships has delivered to Click complete copies of the Roadships Articles and Roadships Bylaws, each as amended to date, certified as true and correct by the President of Roadships.

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5.2 Subsidiaries. Schedule 5.2 contains a true, accurate and complete list of all entities in which Roadships owns, of record or beneficially, a direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire an equity interest in any business or entity (the “Roadships Subsidiaries”).

5.3 Authority. Roadships has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by Roadships (collectively, the “Roadships Documents”) and to perform its obligations hereunder and to consummate the Share Exchange. The execution and delivery of each of the Roadships Documents by Roadships and the consummation of the Share Exchange has been duly authorized by Roadships’ board of directors. No other corporate or shareholder proceedings on the part of Roadships are necessary to authorize such documents or to consummate the Share Exchange. This Agreement has been, and the other Roadships Documents when executed and delivered by Roadships as contemplated by this Agreement will be, duly executed and delivered by Roadships and this Agreement is, and the other Roadships Documents when executed and delivered by Roadships as contemplated hereby will be, valid and binding obligations of Roadships enforceable in accordance with their respective terms.

5.4 Capitalization. The entire authorized capital stock and other equity securities of Roadships consists of the following:

(a)	3,000,000,000 shares of Roadships Common Stock, of which:

(i)	a total of 1,193,362,561 shares of Roadships Common Stock are issued and outstanding; and

(ii)	a total of 1,796,571,210 shares of Roadships Common Stock are held in treasury as issued but not outstanding (the “Roadships Treasury Shares”);

(b)	4 shares of Class A Preferred Stock, par value of $0.0001 per share, of which none are issued or outstanding;

(c)	10,000,000 shares of Class B Preferred Stock, par value of $0.0001 per share, of which none are issued or outstanding; and

(d)	10,000,000 shares of Class C Preferred Stock, par value $0.0001 per share, of which none are issued or outstanding.

All of the issued shares of Roadships Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth in Schedule 5.4, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Roadships to issue any additional shares of Roadships Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Roadships any shares of Roadships Common Stock. There are no agreements purporting to restrict the transfer of the Roadships Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Roadships Common Stock.

5.5 Directors and Officers. The duly elected or appointed directors of Roadships and the duly appointed officers of Roadships are set forth in the Incumbency Certificate annexed hereto as Schedule 5.5 (the “Roadships Incumbency Certificate”).

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5.6 Non-Contravention. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Share Exchange, will:

(a)

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Roadships or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Roadships or any of its subsidiaries, or any of its or their respective material property or assets;

(b)	violate any provision of the Roadships Certificate of Incorporation, the Roadships Bylaws or any other constating documents of Roadships or any applicable laws; or

(c)

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Roadships, any of its subsidiaries or any of their respective material property or assets.

5.7 Validity of Roadships Common Stock Issuable upon the Share Exchange. The Roadships Exchange Shares to be issued to the Click Selling Shareholders upon consummation of the Share Exchange in accordance with this Agreement will, upon issuance, be duly and validly authorized and, when so issued in accordance with the terms of this Agreement, be duly and validly issued, fully paid and non-assessable.

5.8 Actions and Proceedings. To the knowledge of Roadships, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the knowledge of Roadships, threatened against Roadships which involves any of the business, or the properties or assets of Roadships that, if adversely resolved or determined, would have a Material Adverse Effect on Roadships. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect on Roadships.

5.9 Compliance.

(a)

To the knowledge of Roadships, Roadships is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Roadships.

(b)

To the knowledge of Roadships, Roadships is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Roadships.

(c)

Roadships has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business, and Roadships has not received any notice of any violation thereof, nor is Roadships aware of any valid basis therefore.

5.10 Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Roadships of the Share Exchange or to enable Roadships to continue to conduct Roadships’ business after the Closing in a manner which is consistent with that in which it is presently conducted.

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5.11 Real Property. Roadships does not own any real property. Each of the Leases to which Roadships is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Roadships pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing. Roadships has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

5.12 Personal Property. Roadships possesses, and has good and marketable title to all property necessary for the continued operation of the business of Roadships as presently conducted and as represented to Roadships. All such property is used in the business of Roadships. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Roadships is owned by Roadships free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

5.13 Employees and Consultants. Except as already disclosed to Click, all employees and consultants of Roadships have been paid all salaries, wages, income and any other sum due and owing to them by Roadships, as at the end of the most recent completed pay period. Roadships is not aware of any labour conflict with any employees that might reasonably be expected to have a Material Adverse Effect on Roadships. To the knowledge of Roadships, no employee of Roadships is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Roadships or any other nature of the business conducted or to be conducted by Roadships.

5.14 Material Contracts and Exchanges. Each contract to which Roadships is currently party is in full force and effect, and there exists no material breach or violation of or default by Roadships under any such contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such contract by Roadships. The continuation, validity, and effectiveness of each such contract will in no way be affected by the consummation of the Share Exchange. To the knowledge of Roadships, there is no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any such contract.

5.15 No Guarantees. Roadships is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

5.16 Application of Takeover Protections. Roadships and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Roadships’ Certificate of Incorporation (or similar charter documents) or the laws of the State of Delaware that is or could become applicable to Roadships as a result of the Share Exchange or the exercise of any rights pursuant to this Agreement.

5.17 No SEC or FINRA Inquiries. Neither Roadships nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Roadships currently does not have any outstanding comment letters or other correspondence from the SEC or the FINRA.

5.18 No Brokers. Roadships has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Share Exchange.

5.19 Completeness of Disclosure. No representation or warranty by Roadships in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished by Roadships to Click in accordance with the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

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6. COVENANTS

6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Click, on the one hand, and Roadships, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.2 Confidentiality. All information regarding the business of Click including, without limitation, financial information that Click provides to Roadships during Roadships’ due diligence investigation of Click will be kept in strict confidence by Roadships and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Roadships or disclosed to any third party (other than Roadships’ professional accounting and legal advisors) without the prior written consent of Click. If the Share Exchange does not proceed for any reason, then upon receipt of a written request from Click, Roadships will immediately return to Click (or as directed by Click) any information received regarding Click’s business. Likewise, all information regarding the business of Roadships including, without limitation, financial information that Roadships provides to Click during its due diligence investigation of Roadships will be kept in strict confidence by Click and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Click or disclosed to any third party (other than Click’s professional accounting and legal advisors) without Roadships’ prior written consent. If the Share Exchange does not proceed for any reason, then upon receipt of a written request from Roadships, Click will immediately return to Roadships (or as directed by Roadships) any information received regarding Roadships’ business.

6.3 Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if such party becomes aware of any fact or condition that causes or constitutes a material breach of any of such party’s representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.4  Exclusivity. Until such time, if any, as this Agreement is terminated, Click shall not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Click, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement. Until such time, if any, as this Agreement is terminated, Roadships shall not, except to the extent that Click otherwise consents in writing, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of Roadships, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

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6.5  Conduct of Click and Roadships Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Roadships otherwise consents in writing, Click will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Click otherwise consents in writing, Roadships will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.6 Negative Covenants - Click. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Click shall not do any of the following without the prior written consent of Roadships:

(a)	amend the Click Articles, Click Bylaws or other constating or governing documents of Click;

(b)

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Click or Roadships, as the case may be, or enter into any joint venture, strategic partnership or alliance, other than in the ordinary course of business consistent with past practice;

(c)	enter into any material partnership arrangements, joint development agreements or strategic alliances;

(d)

issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock, or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

(e)

declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(f)

waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(g)

repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

(h)

adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

(i)

grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

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(j)

incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Roadships or Click or guarantee any debt securities of others;

(k)

transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Intellectual Property Assets or enter into grants to future patent rights, other than in the ordinary course of business;

(l)

sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Click or Roadships, as the case may be, except in the ordinary course of business consistent with past practice;

(m)

pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

(n)	make any grant of exclusive rights to any third party; or

(o)	agree in writing or otherwise to take any of the actions described in paragraphs (a) through (n) of this Section 6.6.

6.7 Negative Covenants – Click Selling Shareholders. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing, no Click Selling Shareholder shall sell, assign, transfer, mortgage, pledge, hypothecate, or otherwise dispose of, alienate or in any way encumber or create a security interest in, or grant any option on any of the Click Exchange Shares or securities convertible into or exercisable or exchangeable for Click Exchange Shares without the prior written consent of Roadships.

6.8 Negative Covenants - Roadships. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Roadships shall not do any of the following without the prior written consent of Click:

(a)	amend the Roadships Certificate of Incorporation, Roadships Bylaws or other constating or governing documents of Roadships;

(b)

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Roadships or Roadships, as the case may be, or enter into any joint venture, strategic partnership or alliance, other than in the ordinary course of business consistent with past practice;

(c)	enter into any material partnership arrangements, joint development agreements or strategic alliances;

(d)

issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock, or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than Roadships Exchange Shares pursuant to the terms hereof;

(e)

declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(f)

waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

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(g)

repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

(h)

adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

(i)

grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

(j)

incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Roadships or Roadships or guarantee any debt securities of others;

(k)

sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Roadships or Roadships, as the case may be, except in the ordinary course of business consistent with past practice;

(l)

pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

(m)	make any grant of exclusive rights to any third party; or

(n)	agree in writing or otherwise to take any of the actions described in paragraphs (a) through (m) of this Section 6.8.

6.9 Public Announcements. Neither Roadships nor Click shall release or issue any reports or statements or make any public announcements relating to this Agreement or the Share Exchange without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

7. CLOSING CONDITIONS

7.1 Conditions Precedent to Closing by Click. The obligation of Click and the Click Selling Shareholders to consummate the Share Exchange is subject to the satisfaction or written waiver of the conditions set forth below. The Closing of the Share Exchange will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Click and the Click Selling Shareholders and may be waived by Click and the Click Selling Shareholders in their discretion.

(a)

Representations and Warranties. The representations and warranties of Roadships set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as at the Closing Date, and Roadships will have delivered to Click a certificate substantially in the form of Schedule 7.1(a) dated as of the Closing Date to the effect that the representations and warranties made by Roadships in this Agreement are true and correct (the “Roadships Closing Certificate”).

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(b)

Performance. All of the covenants and obligations that Roadships is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date must have been performed and complied with in all material respects.

(c)

Exchange Documents. This Agreement, the Roadships Documents and all other documents necessary or reasonably required to consummate the Share Exchange, all in form and substance reasonably satisfactory to Click, will be duly executed and delivered to Click on or prior to the Closing Date.

(d)

Third Party Consents. Click will have received on or prior to the Closing Date duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Click.

(e)	No Material Adverse Change. No Material Adverse Effect on Roadships will have occurred since the date of this Agreement until the Closing Date.

(f)	No Action. No suit, action, or proceeding will be pending or threatened prior to or on the Closing Date that would:

(i)	prevent the consummation of the Share Exchange; or

(ii)	cause the Share Exchange to be rescinded following consummation.

(g)

Roadships Officers Resignations. Prior to Closing, all executive officers of Roadships immediately prior to Closing shall have tendered their resignations in writing effective on the Closing Date and delivered copies thereof to Roadships (collectively, the “Resignations”).

(h)

Roadships Officers Appointments. Prior to Closing, the current directors of Roadships will have adopted resolutions appointing such individuals to such offices of Roadships as Click may designate in writing with effect on the Closing Date (collectively, the “Appointments”).

(i)

Outstanding Shares. On the Closing Date, Roadships will have no more than 3,000,000,000 shares of Roadships Common stock issued and outstanding after giving effect to the Share Exchange, and no other equity securities issued or outstanding.

(j)	Public Market. On Closing, the shares of Roadships Common Stock will be quoted on the OTC Pink marketplace operated by OTC Markets Group Inc.

(k)

Due Diligence. On the Closing Date, Click and its solicitors will be reasonably satisfied with their due diligence investigation of Roadships that is reasonable and customary in a transaction of a similar nature to the Share Exchange, including:

(i)	materials, documents and information in the possession and control of Roadships which are reasonably germane to the Share Exchange;

(ii)	a physical inspection of the assets of Roadships by Click or its representatives; and

(iii)	title to the material assets of Roadships.

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7.2 Conditions Precedent to Closing by Roadships. The obligation of Roadships to consummate the Share Exchange is subject to the satisfaction or written waiver of the conditions set forth below. The Closing will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Roadships and may be waived by Roadships in its sole discretion.

(a)

Representations and Warranties. The representations and warranties of Click and the Click Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as at the Closing Date, and Click will have delivered to Roadships a certificate substantially in the form of Schedule 7.2(a) dated as of the Closing Date to the effect that the representations and warranties made by Click in this Agreement are true and correct (the “Click Closing Certificate”).

(b)

Performance. All of the covenants and obligations that Click and the Click Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date must have been performed and complied with in all material respects.

(c)

Ownership Percentage. Prior to Closing, the Click Selling Shareholders must deliver to Roadships and Roadships must receive such Certificated Shareholder Documents and Uncertificated Shareholder Documents as may be necessary for the Click Selling Shareholders to sell, assign and transfer to Roadships and for Roadships to receive not less than NINETY PERCENT (90%), in the aggregate, of all the Click Common Stock at Closing.

(d)

Exchange Documents. This Agreement, the Click Documents and all other documents necessary or reasonably required to consummate the Share Exchange, all in form and substance reasonably satisfactory to Roadships, will be duly executed and delivered to Roadships on or prior to the Closing Date.

(e)

Third Party Consents. Roadships will have received on or prior to the Closing Date duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Roadships.

(f)	No Material Adverse Change. No Material Adverse Effect on Click will have occurred since the date of this Agreement until the Closing Date.

(g)	No Action. No suit, action, or proceeding will be pending or threatened prior to or on the Closing Date that would:

(i)	prevent the consummation of the Share Exchange; or

(ii)	cause the Share Exchange to be rescinded following consummation.

(h)	Outstanding Shares. Click will have only shares of Click Common Stock and no other class or series of equity securities issued or outstanding on the Closing Date.

(i)

Due Diligence. Prior to the Closing Date, Roadships and its solicitors will be reasonably satisfied with their due diligence investigation of Click, which investigation shall be reasonable and customary in a transaction of a similar nature to the Share Exchange, including:

(i)	materials, documents and information in the possession and control of Click and the Click Selling Shareholders which are reasonably germane to the Share Exchange;

(ii)	a physical inspection of the assets of Click by Roadships or its representatives; and

(iii)	title to the material assets of Click.

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8. CLOSING

8.1 Closing. The Closing shall take place on the Closing Date at the offices of Roadships or at such other location as may be agreed to by the parties.

8.2 Closing Deliveries of Click. At Closing, Click will deliver or cause to be delivered the following, fully executed and in a form and substance reasonably satisfactory to Roadships:

(a)	copies of all resolutions and consent actions adopted by or on behalf of the board of directors of Click evidencing approval of this Agreement and the Share Exchange;

(b)	the Click Shareholder List;

(c)	the Click Incumbency Certificate;

(d)	the Click Closing Certificate; and

(e)	the Click Documents and such further and other documents as may be necessary or reasonably required to consummate and give effect to the Share Exchange.

8.3 Closing Deliveries of Click Selling Shareholders. At Closing, each of the Click Selling Shareholders will deliver or cause to be delivered the following, fully executed and in a form and substance reasonably satisfactory to Roadships:

(a)	Certificated Shareholder Documents and Uncertificated Shareholder Documents as required by Section 2.5(a) and Section 2.5(b); and

(b)	such further and other documents as may be necessary or reasonably required by Roadships under Section 2.9 or otherwise to consummate and give effect to the Share Exchange.

8.4 Closing Deliveries of Roadships. At Closing, Roadships will deliver or cause to be delivered the following, fully executed and in a form and substance reasonably satisfactory to Click:

(a)	copies of all resolutions and consent actions adopted by or on behalf of the board of directors of Roadships evidencing approval of this Agreement and the Share Exchange;

(b)	Schedule 5.2;

(c)	Schedule 5.4;

(d)	the Resignations;

(e)	the Appointments;

(f)	the Roadships Incumbency Certificate;

(g)	the Roadships Closing Certificate; and

(h)	the Roadships Documents and such further and other documents as may be necessary or reasonably required to consummate and give effect to the Share Exchange.

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9. TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

(a)	mutual agreement of Roadships and Click;

(b)

Roadships, if there has been a material breach by Click or any of the Click Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Click or the Click Selling Shareholders that is not cured, to the reasonable satisfaction of Roadships, within ten business days after notice of such breach is given by Roadships (except that no cure period will be provided for a breach by Click or the Click Selling Shareholders that by its nature cannot be cured);

(c)

Click, if there has been a material breach by Roadships of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Roadships that is not cured by the breaching party, to the reasonable satisfaction of Click, within ten business days after notice of such breach is given by Click (except that no cure period will be provided for a breach by Roadships that by its nature cannot be cured);

(d)	Roadships or Click, if the Share Exchange has not been consummated within a period of 30 days from the date of this Agreement; or

(e)	Roadships or Click, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Share Exchange has become final and non-appealable.

9.2 Effect of Termination. If this Agreement is terminated in accordance with Section 9.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10.  INDEMNIFICATION, REMEDIES, SURVIVAL

10.1 Certain Definitions. For the purposes of this Article 10 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Roadships or Click including damages for lost profits or lost business opportunities.

10.2 Click Indemnity. Click shall indemnify, defend, and hold harmless, to the full extent of the law, Roadships and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Roadships and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Click of any representation or warranty of Click contained in or made pursuant to this Agreement, any of the Click Documents or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Click of any covenant or agreement of Click made in or pursuant to this Agreement, any of the Click Documents or any certificate or other instrument delivered pursuant to this Agreement.

10.3 Click Selling Shareholders Indemnity. Each Click Selling Shareholder shall indemnify, defend, and hold harmless, to the full extent of the law, Roadships and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Roadships and its shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by the Click Selling Shareholder of any representation or warranty of the Click Selling Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by the Click Selling Shareholder of any covenant or agreement of the Click Selling Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

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10.4 Roadships Indemnity. Roadships will indemnify, defend, and hold harmless, to the full extent of the law, Click and the Click Selling Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Click and the Click Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Roadships of any representation or warranty of Roadships contained in or made pursuant to this Agreement, any of the Roadships Documents or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Roadships of any covenant or agreement of Roadships made in or pursuant to this Agreement, any of the Roadships Documents or any certificate or other instrument delivered pursuant to this Agreement.

11.  MISCELLANEOUS PROVISIONS

11.1 Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing and continue in full force and effect until one (1) year after the Closing Date.

11.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties. Notwithstanding any other provision of this Agreement, any Schedule may be revised at any time prior to Closing in accordance with Section 6.3 by:

(a)	Roadships, with the written consent thereto by Click and no other party; or

(b)	Click, with the written consent thereto by Roadships and no other party.

Any of the parties may, by written notice to the others, (i) waive any of the conditions to such party’s obligations hereunder or extend the time for the performance of any of the obligations or actions of any other party, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of any other party contained in this Agreement and (iv) waive or modify performance of any of the obligations of any other party. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

11.3 Notices. All notices, demands, requests and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by electronic mail transmission , in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

If to Roadships, to:

Roadships Holdings, Inc.

134 Vintage Park Blvd., Suite A-183

Houston TX 77070

Attention: Micheal Nugent, President

e-mail: mnugent@roadships.us

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If to Click, to:

Click Evidence Inc.

12419 North Echo Valley Drive

Oro Valley, AZ 85755

Attention: Dr. Jon N. Leonard, President

e-mail: jon@klickzie.com

or, at such other address as such party may furnish to each of the other parties hereto in accordance with this Section 11.3. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or by electronic mail transmission, or (iii) three business days following such mailing.

11.4 Execution of Agreement; Counterparts; Electronic Signatures.

(a)

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to each of the other parties.

(b)

The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

11.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the information set forth in the Schedules represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

11.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.7 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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11.8 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties irrevocably agrees that the other party may enforce any claim arising under this Agreement and will irrevocably agree with respect to any claim arising from the transaction contemplated hereby in the courts of the State of Arizona or United States District Court for the District of Arizona, as the party bringing the claim may so choose. For the purpose of any action, suit, or proceeding initiated in such courts with respect to any such claim, each of the parties irrevocably submits to the jurisdiction of such courts. Each of the parties shall waive, to the fullest extent allowed by law, any objection which it may now or hereafter have to venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in such court has been brought in an inconvenient forum.

11.9 Rules of Construction. The parties waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

11.11 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties, their respective heirs, executors, administrators and other legal representatives and, to the extent permitted hereunder, their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

ROADSHIPS HOLDINGS, INC.

Per:	/s/ Micheal Nugent
Micheal Nugent
President

CLICK EVIDENCE, INC.

Per:	/s/ Jon N. Leonard
Jon N. Leonard
President

/s/ Jon N. Leonard
Jon N. Leonard

/s/ Matthew W. Staker
Matthew W. Staker

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CALIFORNIA MOLECULAR ELECTRONICS CORP.

Per:	/s/ Jon N. Leonard
Jon N. Leonard
Authorized Signatory

ALFREDO ROMERO

GABRIELA ROMERO

JERRY DAVIS

HARVEY LABUS

MICHAEL P. HOPPE

DONALD R. SNELL, trustee for and on behalf of Donald R. Snell Revocable Trust

JUDITH K. LORITZ

DAVID R. LORITZ

GARY J. BLUTH

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PAT G. BLUTH,

RICHARD L. MORGAN

ROBERT P. GILLE

JOEL C. SERCEL

JOHN S. BRELL

MARCY R. BRELL

JOHN ALEX DAVIS

LUKE STEWART

CLAUDE A. BAILEY

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SCHEDULE 2.5(B)

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

FORM OF UNCERTIFICATED SHARE TRANSFER INSTRUCTIONS

UNCERTIFICATED SHARE TRANSFER INSTRUCTIONS

CLICK EVIDENCE INC.
COMPANY NAME (SECURITIES NAME)

COMMON STOCK

CLASS OF STOCK

FOR THE VALUE RECEIVED, THE UNDERSIGNED DOES (DO) HEREBY SELL, ASSIGN AND TRANSFER UNTO:

Name & Address of New Holder(s)	U.S. TaxIdentification Number (if any)	Number of Shares to be Transferred

Roadships Holdings, Inc. 134 Vintage Park Blvd., Suite A-183 Houston TX 77070	20-5034780

THE BELOW SHARES OF UNCERTIFICATED STOCK AND DOES (DO) HEREBY IRREVOCABLY CONSTITUTE AND APPOINT THE FOLLOWING ATTORNEY (IF APPLICABLE) TO TRANSFER THE SAID STOCK ON THE BOOKS OF CLICK EVIDENCE INC. WITH FULL POWER OF SUBSTITUION IN THE PREMISES.

ATTORNEY (IF APPLICABLE):                                                                                                                             .

TOTAL SHARES PRESENTED FOR TRANSFER:                                                         COMMON SHARES.

NOTICE TO CLICK EVIDENCE INC. – THE SIGNATURE OF THE HOLDER TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE OWNER OF RECORD OF THE ABOVE LISTED SHARES ON THE BOOKS OF CLICK EVIDENCE INC. IN EVERY PARTICULAR WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER.

X
SIGNATURE OF HOLDER	HOLDER’S NAME PRINTED

X
DATE	SIGNATURE GUARANTEE

PLEASE NOTE – ALL TRANSFERS OF STOCK OWNERSHIP REQUIRE A SIGNATURE GUARANTEE.

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SCHEDULE 2.8

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
(THE “AGREEMENT”)

FORM OF CLICK SHAREHOLDER LIST

Except where the context requires otherwise, all italicized terms used in this Schedule 2.8 have the meanings ascribed to them in the Agreement.

Full Legal Name of Click Selling Shareholder	Residential Address	U.S. Tax Identification Number (if any)	Share Certificate Number(s)(write “uncertificated” for uncertificated Click Exchange Shares)	Total Number of Click Exchange Shares Beneficially Owned Before Closing	Total Number of Click Exchange Shares Beneficially Owned After Closing

Total Click Exchange Shares:

I, Jon N. Leonard, President of Click Evidence Inc., an Arizona corporation, signing in such capacity and not in my personal capacity, hereby certify that the foregoing list of Click Selling Shareholders is provided in compliance with the requirements of Section 2.8 and is true, accurate and complete in all respects.

Dated this ___ day of ______________, 2015
Jon N. Leonard

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SCHEDULE 3.4

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

CLICK CERTIFICATE OF INCUMBENCY

I, Jon N. Leonard, President of Click Evidence Inc., an Arizona corporation, signing in such capacity and not in my personal capacity, hereby certify that:

(1)	The persons named below have been duly appointed as executive officers of Click, holding the respective offices set opposite their names below:

Name	Office(s) Held

Jon N. Leonard	President
Secretary

Matthew W. Staker	Vice-President

(2)	The persons named below have been duly elected or appointed as directors of Click:

Jon N. Leonard

Matthew W. Staker

Dated this 7th day of May, 2015.	By:	/s/ Jon N. Leonard
Jon N. Leonard

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SCHEDULE 5.2

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
(THE “AGREEMENT”)

ROADSHIPS SUBSIDIARIES

The subsidiaries of Roadships as at the date of the Agreement are as follows:

Name	Jurisdiction of Incorporation	Date of Incorporation

Polybia Studios Pty Ltd.	Australia	February 17, 2009

Roadships Freight Pty Ltd.	Australia	June 18, 2009

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SCHEDULE 5.4

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

None.

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SCHEDULE 5.5

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

ROADSHIPS CERTIFICATE OF INCUMBENCY

I, Micheal Nugent, President of Roadships Holdings, Inc., a Delaware Corporation, signing in such capacity and not in my personal capacity, hereby certify that:

(1)	The persons named below have been duly appointed as executive officers of Roadships, holding the respective offices set opposite their names below:

Name	Office(s) Held

Micheal Nugent	President
Chief Executive Officer
Treasurer

Robert McClelland	Secretary
Vice-President

(2)	The persons named below have been duly elected or appointed as directors of Roadships:

Micheal Nugent

Robert McClelland

Patrick Greene

Dated this 7th day of May, 2015.	By:	/s/ Micheal Nugent
Micheal Nugent

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SCHEDULE 7.1(A)

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT

ROADSHIPS CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE (this “Certificate”) is given by Roadships Holdings, Inc., a Delaware corporation (“Roadships”) for the benefit of Click Evidence Inc., an Arizona corporation (“Click”), pursuant to that certain Share Exchange Agreement, dated the ___ day of _________, 2015 (the “Agreement”), between Click, Roadships and the Selling Shareholders set out in the Agreement. In this Certificate, each capitalized term used, but not defined, shall have the meaning set forth in the Agreement.

Roadships hereby states and certifies to Roadships that:

1. The representations and warranties made by Roadships in the Agreement are true and correct in all material respects as of the date of this Certificate (unless made as of a specific date other than the Closing Date, in which case such representations and warranties are true and correct in all material respects as of such other specific date as provided in the Agreement).

2. Roadships has performed its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

IN WITNESS WHEREOF, Click has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of the ___ day of ___________, 2015.

ROADSHIPS HOLDINGS, INC. a Delaware corporation

By:
Micheal Nugent, President

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SCHEDULE 7.2(A)

TO THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
AMONG ROADSHIPS HOLDINGS, INC, CLICK EVIDENCE INC. AND THE SELLING SHAREHOLDERS
AS SET OUT IN THE AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT
(THE “AGREEMENT”)

CLICK CLOSING CERTIFICATE

THIS CLOSING CERTIFICATE (this “Certificate”) is given by Click Evidence Inc., an Arizona corporation (“Click”), for the benefit of Roadships Holdings, Inc., a Delaware corporation (“Roadships”), pursuant to that certain Share Exchange Agreement, dated the ___ day of _________, 2015 (the “Agreement”), between Click, Roadships and the Selling Shareholders set out in the Agreement. In this Certificate, each capitalized term used, but not defined, shall have the meaning set forth in the Agreement.

Click hereby states and certifies to Roadships that:

1. The representations and warranties made by Click in the Agreement are true and correct in all material respects as of the date of this Certificate (unless made as of a specific date other than the Closing Date, in which case such representations and warranties are true and correct in all material respects as of such other specific date as provided in the Agreement).

2. Click has performed its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.

IN WITNESS WHEREOF, Click has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of the ___ day of ___________, 2015.

CLICK EVIDENCE INC. an Arizona corporation

By:
Jon N. Leonard, President

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